Proxy Results
At a special meeting of shareholders held on October 4 2007 the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Variable Trust and Padco Advisors II Inc. A description of the number of shares voted is as follows:

	Shares	Shares	Shares
Fund	For	Against	Abstained
Nova Fund	 7587785 	 339176 	 498549
Inverse S&P 500 Strategy Fund	 422167 	 7257 	 16933
NASDAQ-100 Fund	 3671945 	 158196 	 161884
Inverse NASDAQ-100 Strategy Fund	 839276 	 24044 	 10999
S&P 500 2x Strategy Fund	 706524 	 0 	 13634
NASDAQ-100 500 2x Strategy Fund	 1228355 	 23305 	 14850
Mid-Cap 1.5x Strategy Fund	 1519648 	 59839 	 54494
Inverse Mid-Cap Strategy Fund	 77336 	 0 	 2933
Russell 2000 2x Strategy Fund	 239030 	 0 	 0
Russell 2000 1.5x Strategy Fund	 503093 	 15044 	 20969
Inverse Russell 2000 Strategy Fund	 390663 	 5761 	 14234
Govt Long Bond 1.2x Strategy Fund	 4069287 	 54701 	 257521
Inverse Govt Long Bond Strategy Fund	 905493 	 82858 	 6216
Europe 1.25x Strategy Fund	 2209189 	 52767 	 103503
Japan 1.25x Strategy Fund	 750673 	 26202 	 29294
Dow 2x Strategy Fund	 1087945 	 12370 	 17376
Inverse Dow 2x Strategy Fund	 554761 	 4257 	 4324
Small-Cap Value Fund	 520717 	 2031 	 17502
Mid-Cap Value Fund	 954149 	 6136 	 92636
Large-Cap Value Fund	 1030729 	 5881 	 145055
Small-Cap Growth Fund	 441408 	 1625 	 15136
Mid-Cap Growth Fund	 697972 	 13986 	 41038
Large-Cap Growth Fund	 685858 	 0 	 77033
U.S. Govt Money Market Fund	 297686428 	 10252350 	 24351482
Multi-Cap Core Equity Fund	 249201 	 1655 	 1901
Sector Rotation Fund	 5881669 	 230713 	 161114
Absolute Return Strategies Fund	 1552962 	 23817 	 58836
Commodities Strategy Fund	 1164945 	 3498 	 13011
Hedged Equity Fund	 714805 	 3526 	 33427
Real Estate Fund	 733612 	 6733 	 13584
Strengthening Dollar 2x Strategy Fund	 134377 	 5598 	 0
Weakening Dollar 2x Strategy Fund	 332667 	 5034 	 10481
Banking Fund	 192024 	 10017 	 10419
Basic Materials Fund	 1955835 	 64581 	 68374
Biotechnology Fund	 345812 	 8528 	 5049
Consumer Products Fund	 727883 	 29733 	 8490
Electronics Fund	 894660 	 20523 	 15750
Energy Fund	 2058582 	 53718 	 66579
Energy Services Fund	 2507025 	 61968 	 57876
Financial Services Fund	 846122 	 35436 	 20556
Health Care Fund	 1472508 	 45073 	 36031
Internet Fund	 659970 	 21848 	 8696
Leisure Fund	 658113 	 48935 	 7764
Precious Metals Fund	 3635255 	 44818 	 205639
Retailing Fund	 517705 	 15390 	 12328
Technology Fund	 2715439 	 67302 	 52381
Telecommunications Fund	 2323673 	 66604 	 45095
Transportation Fund	 580481 	 42152 	 7992
Utilities Fund	 1846648 	 35012 	 93269
Essential Portfolio Conservative Fund	 155074 	 0 	 0
Essential Portfolio Moderate Fund	 99636 	 0 	 0
Essential Portfolio Aggressive Fund	 265751 	 0 	 0
Amerigo Fund	 7362251 	 122572 	 313649
Berolina Fund	 2728380 	 19775 	 130627
Clermont Fund	 1608834 	 8266 	 74367


At a special meeting of shareholders held on October 4 2007 the shareholders of the Funds voted on whether to approve a new investment sub-advisory agreement between Padco Advisors II Inc. and CLS Investment Firm LLC.
A description of the number of shares voted is as follows:

	Shares	Shares	Shares
Fund	For	Against	Abstained
Amerigo Fund	 7360027 	 123737 	 314708
Berolina Fund	 2728851 	 20461 	 129469
Clermont Fund	 1614104 	 4181 	 73181